                                                                    EXHIBIT 25.2


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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____
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                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)


New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)


                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)

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                        The Chase Manhattan Corporation
              (Exact name of obligor as specified in its charter)


Delaware                                                              13-2633613
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

1 Chase Manhattan Plaza
New York, New York                                                         10081
(Address of principal executive offices)                              (Zip Code)


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                          Subordinated Debt Securities
                      (Title of the indenture securities)
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                           GENERAL

Item 1. General Information.

      Furnish the following information as to the trustee:

              (a) Name and address of each examining or supervising
            authority to which it is subject.

              New York State Banking Department, State House, Albany,
                New York  12110.

              Board of Governors of the Federal Reserve System,
                Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C.,
                20429.

              (b) Whether it is authorized to exercise corporate trust
            powers.

              Yes.


Item 2. Affiliations with the Obligor.

              If the obligor is an affiliate of the trustee, describe
            each such affiliation.

              None.


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Item 16.                    List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 29th day of AUGUST, 1994.

                                           CHEMICAL BANK


                                           By /s/ P. J. GILKESON
                                               P. J. Gilkeson
                                               Vice President


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                            Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

                                Chemical Bank
              of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System,

at the close of business March 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                       DOLLAR AMOUNTS
                               ASSETS                                    IN MILLIONS
Cash and balances due from depository institutions:
       Noninterest-bearing balances and
       currency and coin ...........................................      $  5,741
       Interest-bearing balances ...................................         3,768
Securities
Held to maturity securities ........................................         7,503
Available for sale securities ......................................        15,662
Federal Funds sold and securities purchased under
       agreements to resell in domestic offices of the
       bank and of its Edge and Agreement subsidiaries,
       and in IBF's:
       Federal funds sold ..........................................         2,514
       Securities purchased under agreements to resell .............           995
Loans and lease financing receivables:
       Loans and leases, net of unearned income ....................      $ 61,140
       Less: Allowance for loan and lease losses ...................         2,315
       Less: Allocated transfer risk reserve .......................           115
                                                                          --------
       Loans and leases, net of unearned income,
       allowance, and reserve ......................................        58,710
Assets held in trading accounts ....................................        26,249
Premises and fixed assets (including capitalized
       leases) .....................................................         1,310
Other real estate owned ............................................           642
Investments in unconsolidated subsidiaries and
       associated companies ........................................           120
Customer's liability to this bank on acceptance
       outstanding .................................................         1,093
Intangible assets ..................................................           549
Other assets .......................................................         7,807
                                                                          --------
TOTAL ASSETS .......................................................      $132,663


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

                              LIABILITIES

Deposits
       In domestic offices .........................................       $  49,180
       Noninterest-bearing .........................................       $  16,896
       Interest-bearing ............................................          32,284
                                                                           ---------
       In foreign offices, Edge and Agreement subsidiaries,
       and IBF's ...................................................          25,612
       Noninterest-bearing .........................................       $     128
       Interest-bearing ............................................          25,484
                                                                           ---------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
       of its Edge and Agreement subsidiaries, and in IBF's
       Federal funds purchased .....................................          10,710
       Securities sold under agreements to repurchase ..............           1,789
Demand notes issued to the U.S. Treasury ...........................           1,493
Trading liabilities ................................................          14,745
Other Borrowed money:
       with original maturity of one year or less ..................           6,331
       with original maturity of more than one year ................           1,031
Mortgage indebtedness and obligations under capitalized
       leases ......................................................              21
Bank's liability on acceptances executed and outstanding ...........           1,096
Subordinated notes and debentures ..................................           3,500
Other liabilities ..................................................           9,562

TOTAL LIABILITIES ..................................................         125,070
                                                                           ---------

                              EQUITY CAPITAL

Common stock .......................................................             620
Surplus ............................................................           4,501
Undivided profits and capital reserves .............................           2,684
Less: Net unrealized loss on marketable equity
          securities ...............................................            (210)
Cumulative foreign currency translation adjustments ................              (2)

TOTAL EQUITY CAPITAL ...............................................           7,593
                                                                           ---------

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
STOCK AND EQUITY CAPITAL ...........................................       $ 132,663
                                                                           =========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

       JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

       WALTER V. SHIPLEY       )
       EDWARD D. MILLER        )  DIRECTORS
       WILLIAM B. HARRISON     )


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